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                                  Exhibit 11.0


                       Computation of per share earnings
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SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
MARCH 31, 1996

        EARNINGS PER SHARE CALCULATION
        ==============================

                                                                                       1st Quarter 1996        1996 Year-to-Date
        COMMON AND EQUIVALENT SHARES (PRIMARY)
        --------------------------------------

             EARNINGS                                                                        $     287,626            $    287,626

             SHARES & EQUIVALENT SHARES
                  Common Shares                                                                 10,951,218              10,951,218
                  Exercisable Options                                                              350,000                 350,000
                                                                                             -------------            ------------

                            TOTAL                                                               11,301,218              11,301,218

                                 EPS                                                         $    0.025451            $   0.025451
        FULLY DILUTED
        -------------

             EARNINGS                                                                        $     287,626            $    287,626

             SHARES & EQUIVALENT SHARES
                  Common Shares                                                                 10,951,218              10,951,218
                  Exercisable Options                                                              350,000                 350,000
                                                                                               -----------             -----------

                            TOTAL                                                               11,301,218              11,301,218

                                 EPS                                                         $    0.025451            $   0.025451